Exhibit T3.F1

Cross Reference Table

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10(a)
	(a)(2)	7.10(a)
	(a)(3)	7.12
	(a)(4)	N.A.
	(a)(5)	7.10(a)
	(b)	7.10(b)
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.02
	(c)	11.02
313	(a)	7.06(b)
	(b)(1)	N.A.
	(b)(2)	7.06(b)
	(c)	7.06(b)(2)
	(d)	7.06(c)
314	(a)	3.19; 11.03
	(b)	N.A.
	(c)(1)	11.03(a)
	(c)(2)	11.03(b)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.04
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	1.01 definition of “Outstanding”
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.13, 9.03(b)
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.14
	(b)	N.A.
	(c)	11.14